UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
CURRENT REPORT
Pursuant to
SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported): February 20, 2013

PACIFIC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-29829 (SEC File Number)	91-1815009 (IRS Employer Identification No.)

1101 S. Boone Street
Aberdeen, Washington 98520
(360) 533-8870
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 20, 2013, the Board of Directors (the "Board") of Pacific Financial Corporation (the "Company") elected John Van Dijk to serve as a director of the Company.

Mr. Van Dijk will be compensated for his services as a director consistent with the Company's compensation policies for nonemployee directors generally.  A discussion of the Company's director compensation arrangements is included under the heading "Director Compensation for 2011" in the Company's definitive proxy statement for its annual meeting of shareholders held April 25, 2012, filed with the Securities and Exchange Commission on March 30, 2012 (the "2012 Proxy Statement"), and incorporated by reference.

Mr. Van Dijk was elected to fill a vacancy resulting from the Board's approval of a new position on the Board, which was assigned to Class C. Mr. Van Dijk is expected to be appointed to the Board's Audit Committee.

Mr. Van Dijk retired as Secretary of the Company and President and Chief Operating Officer of Bank of the Pacific, the Company's wholly owned banking subsidiary, on December 31, 2012. Mr. Van Dijk's compensation for 2011 service as an executive office of the Company is reported in the 2012 Proxy Statement. Compensation paid for Mr. Van Dijk's services as an executive officer in 2012 will be disclosed in the Company's proxy statement for its 2013 annual meeting of shareholders. The Company expects that Mr. Van Dijk will stand for election by shareholders at the 2013 annual meeting of shareholders even though the term of other Class C directors will not expire until the 2014 annual meeting.

There are no relationships or transactions involving Mr. Van Dijk that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION
DATED: February 25, 2013	By:	s/ Denise Portmann
Denise Portmann Chief Financial Officer